CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS [****], HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit 10.26

Date of Issuance

March 4, 2022

PONY AI INC.

WARRANT TO PURCHASE SHARES

Pony AI Inc., an exempted company organized under the Laws of the Cayman Islands (the “Company”), for value received, hereby certifies that China-UAE Investment Cooperation Fund, L.P. (the “Holder”) is entitled to purchase from the Company a certain number of (a) the same type of Equity Securities of the Company to be issued by the Company during the IPO Event in case of exercise of this Warrant upon occurrence of the IPO Event or (b) in case of exercise of this Warrant at any other time, the class or series of Equity Securities of the Company issued and outstanding immediately prior to any exercise of this Warrant by the Holder that ranks the most senior in connection with shareholder rights generally applied to each class or series of Preferred Shares, as applicable (the “Warrant Shares”) at a per share purchase price of US$ US$25.0446, with an aggregate exercise price of up to US$25,000,000 (the “Exercise Price”) pursuant to the terms hereof.

This Warrant is issued pursuant to the Series D Preferred Share Purchase Agreement (as may be amended or restated in accordance with its terms, the “Purchase Agreement”) dated as of December 23, 2021, entered into by and among the Company, the Holder and certain other parties thereto. Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to it in the Seventh Amended and Restated Memorandum and Articles of Association of the Company (as may be amended or restated in accordance with its terms, the “Memorandum and Articles”).

1.	EXERCISE

(a)	Timing and Manner of Exercise.

(i) The right of the Holder to purchase the Warrant Shares pursuant to the terms hereof is exercisable at any time after the Closing (as defined in the Purchase Agreement) but no later than the earlier of (x) the date that is two years after the date of the Closing, and (y) the consummation of a Qualified IPO (the “IPO Event”) (such exercise period, the “Exercise Period”). If this Warrant is not exercised (including payment of the Exercise Price) prior to the expiry of the Exercise Period, this Warrant shall expire automatically and be no longer exercisable. In case of exercise of this Warrant upon occurrence of the IPO Event, the Company and the Holder agree to discuss in good faith and complete the exercise of this Warrant at least twenty-eight days prior to the First IPO Application Date.

(ii) This Warrant is exercisable and may be exercised, in whole or in part, by the Holder, by surrendering this Warrant, with notice of exercise in substantially the form appended hereto as Exhibit A duly executed by the Holder or by the Holder’s duly authorized attorney (the “Exercise Notice”), at the principal office of the Company, or such other office or agency as the Company may designate in writing, accompanied by payment in full of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise. The Exercise Price shall be paid in US dollar by wire transfer of immediately available funds to such bank account of the Company designated by the Company at least five (5) Business Days before Holder’s payment. For the avoidance of doubt, the Holder shall not be entitled to any rights attached to any Warrant Share before the Holder exercises this Warrant and becomes holder of such Warrant Share.

(b)	Effective Time of Exercise.

The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company and payment has been made as provided in Section 1(a) above. At such time, the Person or Persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to be the holder or holders of record of the Warrant Shares represented by such certificates.

(c)	Delivery to Holder

Upon the exercise of this Warrant, the Company shall at its expense cause to be issued in the name of, and delivered to, the Holder:

(i) a scanned copy of the updated register of members of the Company, certified by the registered agent of the Company reflecting the issuance of the relevant Warrant Shares to the Holder pursuant to the Holder’s exercise of this Warrant (in whole or in part); and

(ii) a scanned copy of a share certificate or certificates for the number of the relevant Warrant Shares in connection with the Holder’s exercise of this Warrant (in whole or in part).

2.	COVENANTS OF THE COMPANY.

(a)	Covenants as to Warrant Shares.

The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance in accordance with this Warrant, be validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of authorized but unissued securities or property, to allow it to satisfy its obligations hereunder to issue such share or other securities or property when and as required to provide for the exercise of the rights represented by this Warrant.

(b)	No Impairment.

The Company shall not, by amendment to the Memorandum and Articles or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably requested by the Holder of this Warrant in order to protect the rights of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant.

3.	CERTAIN ADJUSTMENTS.

The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Adjustment for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the shares in the same class or series as the relevant Warrant Shares are (i) subdivided (by share dividend, share split, or otherwise); or (ii) combined or consolidated (by reclassification or otherwise), the number of Warrant Shares shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately increased or decreased. But the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same.

(b) Adjustment for Reorganization, Merger, Consolidation, Reclassification, Exchange and Substitution. If the ordinary shares issuable upon conversion of the relevant Warrant Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), or the Company is consolidated, merged or amalgamated with or into another person or entity, then and in each such event and in each such case, the Holder, upon the exercise of this Warrant, at any time after the consummation of such event, shall be entitled to receive, in lieu of the shares or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the shares or other securities or property to which the Holder would have been entitled upon the consummation of such event had the Holder exercised this Warrant immediately prior thereto (all subject to further adjustment as provided herein), and the successor or purchasing entity in such event (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity’s obligations under this Warrant; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the extent that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Warrant Shares the holder of this Warrant is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any preferred shares or other securities or other property thereafter deliverable upon the exercise of this Warrant, provided that the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same.

(c) Notice of Adjustments. The Company shall promptly give the Holder written notice of each adjustment or readjustment of the number of Warrant Shares or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.	FRACTIONAL SHARES.

No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. If the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fractional share a sum in cash equal to the product resulting from multiplying the then current fair market value of an Warrant Share (as determined in good faith by the Board of Directors and the Holder) by such fraction.

5.	NO RIGHTS AS A SHAREHOLDER.

Nothing contained herein shall entitle the Holder to any rights as a shareholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of this Warrant for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value or change of shares to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a shareholder of the Company until this Warrant shall have been exercised and the Warrant Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

6.	TRANSFERS OF WARRANT.

The Holder shall not transfer this Warrant (in whole or in part) to any third party without written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned; provided, that the Holder shall have the right to transfer this Warrant (in whole or in part) to any of its Affiliates without consent of the Company. Upon any transfer of the Warrant, the Company shall deliver a new warrant on substantially identical terms (including as to the Exercise Price) to this Warrant, representing the appropriate amount of the Warrant Shares to the assignee of this Warrant, pursuant to the terms of such transfer.

7.	REPLACEMENT OF WARRANT.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall issue, in lieu thereof, a new Warrant of like tenor.

8.	AMENDMENT OR WAIVER.

Any term of this Warrant may be amended or waived only by an instrument in writing signed by the Company and the Holder.

9.	SUCCESSORS AND ASSIGNS.

This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns.

10.	NOTICES.

Any notice, request, consent or other communication required or permitted pursuant to this Warrant shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below (or at such other address as such party may designate by fifteen (15) days advance written notice to the Company or Holder, as applicable, given in accordance with this Section). Where such notice, request, consent or other communication is sent by next-day or second-day courier service, service of the notice, request, consent or other communication shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, request, consent or other communication, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice, request, consent or other communication is sent by fax or electronic mail, service of the notice, request, consent or other communication shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

If notice to the Company:

Pony AI Inc.

Address: 2948 Villa Savona Ct., Fremont, CA 94539 USA

Attention: James Peng

Email: [************]

If notice to the Holder:

China-UAE Investment Cooperation Fund, L.P.

Address: Suites 3513-15, 35/F, Two IFC, 8 Finance Street, Central,

Hong Kong

Tel: [************]

Attention: Ms. Helen Ho

Email: [************]

11.	ATTORNEYS’ FEES.

If any action of Law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reimbursement of its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.

12.	HEADINGS.

The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13.	GOVERNING LAW; JURISDICTION.

This Warrant shall be governed by and construed in accordance with the Laws of Hong Kong as to matters within the scope thereof, without regard to its principles of conflicts of Laws. Any dispute, controversy or claim arising out of or relating to this Warrant shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force.

14.	INTERPRETATION.

For all purposes of this Warrant, except as otherwise expressly provided, (a) the term “or” is not exclusive; b) the terms defined herein and any capitalized terms used herein without definition shall include the plural as well as the singular, (c) all references in this Warrant to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Warrant, (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Warrant as a whole and not to any particular Section or other subdivision, and (f) “include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the expression “without limitation”.

15.	NO PRESUMPTION.

The parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Warrant against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof shall be implied because this Warrant was prepared by or at the request of any party or its counsel.

16.	COUNTERPARTS; “.PDF” COPIES.

This Warrant may be executed in one or more counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one and the same instrument. “.pdf” copies of signed signature pages shall be deemed binding originals.

17.	SEVERABILITY.

If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such court shall replace such illegal, void or unenforceable provision of this Warrant with a valid and enforceable provision that shall achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Warrant shall be enforceable in accordance with its term.

18.	ENTIRE AGREEMENT.

This Warrant, together with the exhibit hereto, constitute the entire agreement between the Company and the Holder with respect to the subject matter hereof.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company caused this Warrant to be executed by a director there unto duly authorized.

COMPANY:

Pony AI Inc.

By:	/s/ Jun Peng
Name:	Jun Peng
Title:

ACCEPTED BY:

China-UAE Investment Cooperation Fund, L.P.

By:	/s/ Khaled Al SHAMLAN
Khaled Al SHAMLAN
Director of China-UAE Investment Cooperation
General Partner Ltd, general partner of China-UAE
Investment Cooperation Fund, L.P.

By:	/s/ LI Yixuan
LI Yixuan
Director of China-UAE Investment Cooperation
General Partner Ltd, general partner of China-UAE
Investment Cooperation Fund, L.P.

EXHIBIT A

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